Exhibit 10.1

Amendment No. 00031748SLA-E

AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT is entered into as of May 29, 2020, between LINCOLNWAY ENERGY, LLC Nevada, Iowa, a limited liability company (the “Borrower”), and FARM CREDIT SERVICES OF AMERICA, FLCA AND FARM CREDIT SERVICES OF AMERICA, PCA (COLLECTIVELY, “LENDER”), a federally-chartered instrumentality of the United States (“Lender”). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

RECITALS

The Borrower and Lender are parties to Credit Agreement Number 00031748SLA dated as of July 3, 2017 (such agreement, as may be amended, hereinafter referred to as the “Agreement”). The Borrower and Lender now desire to amend the Agreement. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Borrower and Lender agree as follows:

1.           Section 5.10 under Article 5 of the Agreement is amended and restated to read as follows:

5.10        Capital. Maintain its status as an entity eligible to borrow from Lender. The Borrower has purchased voting (Class D) or non-voting (Class E) stock in Farm Credit Services of America, ACA as required under the policy of Lender (currently a minimum of $1,000.00 worth of stock consisting of at least 200 shares of $5.00 par value stock). Lender policy may change from time to time. Lender shall have a first lien on the stock for payment of any liability of the Borrower to Lender. Said stock is owned as follows:

Owner Name: Lincolnway Energy, LLC	SSN/TIN: 20-1118105

The Borrower authorizes and appoints the following to act on behalf of all owners, to vote the Class D stock, and to accept, receive and receipt for any dividends declared on the stock, unless otherwise agreed to in writing by the parties:

Jeff Taylor	, Board President, voter

2.           Section 6.6 under Article 6 of the Agreement is amended and restated to read as follows:

6.6          Dividends and Distributions. Declare or pay any dividends, or make any distribution of assets to the stockholders, or purchase, redeem, retire or otherwise acquire for value any of its capital stock, or allocate or otherwise set apart any sum for any of the foregoing, except that beginning with fiscal year ending September 30, 2022 and each fiscal year thereafter, the Borrower may pay dividends in an amount up to 40.00% of its net income for the prior fiscal year, provided that no Event of Default or Potential Default will have occurred and be continuing or would result therefrom. Notwithstanding the foregoing, the Borrower may pay dividends of up to 75% of net income for the prior fiscal year, provided that the Borrower’s working capital (as calculated per Section 7.1 herein), pre and post distribution, remains above $15,000,000.00 million and provided that no Event of Default or Potential Default will have occurred and be continuing or would result therefrom.

LINCOLN WAY ENERGY, LLC
Nevada, Iowa
Amendment No. 00031748SLA-E of Agreement No. 00031748SLA

3.           Article 7 of the Agreement is amended and restated to read as follows:

ARTICLE 7 Financial Covenants. Unless otherwise agreed to in writing by Agent, while this Agreement is in effect:

7.1          Working Capital. The Borrower will have at the end of each period for which financial statements are required to be furnished pursuant to this Agreement an excess of current assets over current liabilities of not less than $10,000,000.00, except that in determining: (a) current assets, any amount available under any revolving term promissory note with Lender hereunder, may be included and (b) current liabilities, any amount of revolving term promissory note with Lender hereunder considered a non-current liability and any amount of previous operating lease(s) now reflected as a current liability may be excluded (all as determined in accordance with the Accounting Standards).

7.2          Net Worth. The Borrower will have at the end of each period for which financial statements are required to be furnished pursuant to this Agreement an excess of total assets over total liabilities of not less than $24,000,000.00, (all as determined in accordance with the Accounting Standards).

7.3          Debt Service Coverage Ratio. Beginning with fiscal year ending September 30, 2021 the Borrower will have at the end of each fiscal year of the Borrower a Debt Service Coverage Ratio (as defined below) for such year of not less than 1.50 to 1.00. For purposes hereof, “Debt Service Coverage Ratio” means: (a) net income (after taxes), plus depreciation and amortization, minus non-cash income from patronage/investments, minus extraordinary gains (plus losses), minus gains (plus losses) on asset sales; divided by (b) $5,000,000.00 (all as determined in accordance with the Accounting Standards).

4.           Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Agreement and each other Loan Document shall remain unamended and otherwise unmodified and in full force and effect.

5.          This Amendment may be executed in counterparts, each of which will constitute an original, but all of which when taken together will constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means will be as effective as delivery of a manually executed counterpart of this Amendment.

SIGNATURE PAGE FOLLOWS

LINCOLN WAY ENERGY, LLC
Nevada, Iowa
Amendment No. 00031748SLA-E of Agreement No. 00031748SLA

SIGNATURE PAGE TO AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Agreement.

LINCOLNWAY ENERGY, LLC

By:	/s/ Seth Harder

Name:	Seth Harder

Title:	CEO / President

LINCOLN WAY ENERGY, LLC
Nevada, Iowa
Amendment No. 00031748SLA-E of Agreement No. 00031748SLA

SIGNATURE PAGE TO AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Agreement.

FARM CREDIT SERVICES OF AMERICA, FLCA

By:	/s/ Marshall T. Hansen

Name:	Marshall T. Hansen

Title:	Senior Vice President

FARM CREDIT SERVICES OF AMERICA, PCA

By:	/s/ Marshall T. Hansen

Name:	Marshall T. Hansen

Title:	Senior Vice President